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                               CREDITOR AGREEMENT

          CREDITOR AGREEMENT (the "Agreement"), dated as of [-], between American Equity Investment Life Holding Company (the "Company") and [-] (the "Creditor").

          WHEREAS, [describe financing agreements ("Financing Agreements") with all creditors (collectively, the "Creditors")];

          WHEREAS, the Company proposes to issue up to $[-] aggregate principal amount of its [-]% Junior Subordinated Debentures (the "Debentures") to its affiliate, American Equity Capital Trust III (the "Trust") in exchange for [-] common securities of the Trust;

          WHEREAS, the Trust proposes to issue up to [-] of its [-]% Trust Preferred Securities (with a liquidation amount of $25 per preferred security) (the "Trust Preferred Securities") to the public in a registered public offering (the "Offering");

          WHEREAS, the Trust proposes to use the proceeds of the Offering to purchase [-] aggregate principal amount of the Debentures;

          WHEREAS, pursuant to the Offering, the Company will be required to place zero coupon securities issued by the United States government or agency thereof with an aggregate face amount of $[-] and with maturity dates on or before the maturity date of the Debentures (the "Zero Coupon Securities") in an escrow account, which Zero Coupon Securities (or proceeds therefrom) will be used to secure the Company's obligations to pay amounts due on the Debentures at maturity of the Debentures (the "Escrow Account");

          WHEREAS, in connection with the Offering, the Company has requested, among other things, that the Creditors:

             (a) waive any default under, or violation of, the Financing Agreements which may arise as a result of the Company's issuance of the Debentures, pursuant to the terms and conditions of a Registration Statement on Form S_1, a copy of which is attached as Exhibit A hereto (the "Registration Statement");

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             (b) acknowledge and agree that the Escrow Account does not constitute Collateral as defined pursuant to the terms of the Financing Agreements; and

             (c) waive and release any and all claims and interests, if any, that the Creditors may have with respect to the Escrow Account as creditors or stockholders of the Company or any other entity, whether secured, general unsecured or otherwise.

          WHEREAS, in connection herewith, the other Creditors are entering into agreements substantially similar to this agreement; and

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1. ACKNOWLEDGMENT.

            1.1 The Creditor hereby acknowledges and represents that it owns the principal amount of [debt instrument] set forth opposite its name on the signature page hereto and that it has not assigned or otherwise transferred any portion of its rights or obligations under the Financing Agreements to any other person or entity.

            1.2 Notwithstanding any provision to the contrary contained in the Financing Agreements, the Creditor hereby expressly acknowledges and agrees that the Escrow Account does not constitute Collateral (as defined in the Financing Agreements) pursuant to the terms of such agreements.

     Section 2. ESCROW ACCOUNT WAIVER AND RELEASE.

            2.1 Notwithstanding any provision to the contrary contained in the Financing Agreements, the Creditor hereby absolutely, unconditionally and irrevocably relinquishes, waives, disclaims, releases and renders ineffective any and all rights, powers and interests and all manner of claims, whether now existing or arising in the future, which it may have as a creditor of the Company or any other entity, whether secured, general unsecured or otherwise, or as a stockholder of the Company or any other entity with respect to the Escrow Account.

            2.2 In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith under Title 11 of the United States Code, as hereafter amended, or under any other applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, relative to the Company, or to its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then the Creditor agrees that it shall not be entitled to any payment or distribution of any kind or character of assets of the Escrow Account, whether in cash, property or securities, by setoff or otherwise.

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     Section 3. FINANCING AGREEMENT CONSENT AND WAIVER.

            3.1 The Creditor hereby consents to and waives any default under, or violation of the covenants under the Financing Agreements, arising as a result of, or in connection with, the issuance of up to $[-] aggregate principal amount of Debentures, the creation and use of the Escrow Account or the transactions contemplated in the Registration Statement.

     Section 4. MISCELLANEOUS.

            4.1 ADEQUATE REMEDIES. Breach of this Agreement by any of the parties hereto will result in damage to the other parties for which money will not be an adequate remedy. Each party shall be entitled, in addition to monetary damages or other relief at law, to specific performance and injunctive or other equitable relief as a remedy for any such breach. The parties each agree to waive (a) any requirement for the securing or posting of a bond in connection with such remedy and (b) any claim that the provisions of 11 U.S.C. Section 105 or 362 in any manner stay any right to seek forthwith any available remedy for such breach.

            4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

            4.3 AGREEMENT CONTROLLING - ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be altered, modified or amended in any respect, nor may any right, power or privilege of any party hereunder and thereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this Agreement is in conflict with, or inconsistent with, any provision of the Financing Agreements, as such agreements may exist from time to time, this Agreement shall exclusively govern and control. Notwithstanding anything contained in this Agreement, except as specifically provided for herein, this Agreement shall not be deemed to restrict, impair or otherwise limit the terms and provisions of the Financing Agreements.

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            4.4 FURTHER ASSURANCES. The Creditor hereby expressly agrees to execute and deliver to the Company, from time to time hereafter, all financing statements, security agreements, amendments thereto, or other documents, as the Company may reasonably request in order to more effectively enforce the agreements contained herein.

            4.5 THIRD-PARTY BENEFICIARIES. The parties acknowledge and agree that each holder of the Debentures and each holder of the Trust Preferred Securities, in purchasing or otherwise acquiring such Debentures or Trust Preferred Securities, as applicable, has relied and will hereafter continue to rely upon the parties' performance of their respective obligations hereunder, and as a result such holders of the Debentures and Trust Preferred Securities are third party beneficiaries of the parties' performance hereunder.

            4.6 SUCCESSORS AND ASSIGNS. The parties hereby acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of each and all of them and their respective legal representatives, heirs, successors and assigns under the Financing Agreements. Notwithstanding anything to the contrary contained in the Financing Agreements, the Creditor agrees that it will not assign or otherwise transfer any of its rights or obligations under any of the Financing Agreements to any person or entity, unless and until such person or entity has delivered to the other parties hereto a signed valid undertaking to be bound by the terms of this Agreement.

            4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PRINCIPAL AMOUNT OF
INDEBTEDNESS

                                             AMERICAN EQUITY INVESTMENT LIFE
                                             HOLDING COMPANY

                                             By:
                                                -------------------------------
                                                 Its:
$[-]                                         [CREDITOR]

                                             By:
                                                -------------------------------
                                                 Its:

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